                                                                     EXHIBIT 1.1







                             _______________ SHARES




                    HEALTHCARE FINANCIAL PARTNERS REIT, INC.



                                  COMMON STOCK





                             UNDERWRITING AGREEMENT


                            DATED _____________, 1998

                                TABLE OF CONTENTS


SECTION 1. REPRESENTATIONS AND WARRANTIES.........................................................................3
                    Compliance with Registration Requirements.....................................................3
                    Offering Materials Furnished to Underwriters..................................................3
                    Distribution of Offering Material By the Company and the Operating Partnership................4
                    The Underwriting Agreement....................................................................4
                    Authorization of the Common Shares............................................................4
                    No Applicable Registration or Other Similar Rights............................................4
                    No Material Adverse Change....................................................................4
                    Independent Accountants.......................................................................5
                    Preparation of the Financial Statements.......................................................5
                    Organization and Good Standing of the Company, the Operating Partnership and their
                           Subsidiaries...........................................................................5
                    Capitalization and Other Capital Stock Matters................................................6
                    Stock Exchange Listing........................................................................6
                    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals
                           Required...............................................................................6
                    No Material Actions or Proceedings............................................................7
                    Intellectual Property Rights..................................................................7
                    All Necessary Permits, etc....................................................................8
                    Title to Properties...........................................................................8
                    Tax Law Compliance............................................................................8
                    Investment Advisors Act; Exchange Act.........................................................9
                    Insurance.....................................................................................9
                    No Price Stabilization or Manipulation........................................................9
                    Accounting System.............................................................................9
                    ERISA Compliance..............................................................................9
                    Related Party Transactions...................................................................10
                    REIT Election................................................................................10
                    Plan Assets..................................................................................10
                    Information Supplied by the Company..........................................................10
                    Conflicts of Interest........................................................................10
                    Environmental Compliance.....................................................................11

SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES......................................................11
         THE FIRM COMMON SHARES..................................................................................11
         THE FIRST CLOSING DATE..................................................................................12
                    The Optional Common Shares; the Second Closing Date..........................................12
                    Public Offering of the Common Shares.........................................................12
                    Payment for the Common Shares................................................................13
         DELIVERY OF THE COMMON SHARES...........................................................................13
         DELIVERY OF PROSPECTUS TO THE UNDERWRITERS..............................................................13

SECTION 3. ADDITIONAL COVENANTS..................................................................................13
                    Representatives' Review of Proposed Amendments and Supplements...............................14
                    Securities Act Compliance....................................................................14
                    Amendments and Supplements to the Prospectus and Other Securities Act Matters................14
                    Copies of any Amendments and Supplements to the Prospectus...................................14
                    Blue Sky Compliance..........................................................................15
                    Use of Proceeds..............................................................................15
                    Transfer Agent...............................................................................15
                    Earnings Statement...........................................................................15
                    Periodic Reporting Obligations...............................................................15
                    Agreement Not To Offer or Sell Additional Securities.........................................15
                    Future Reports to the Representatives........................................................16
                    Plan Asset Regulations.......................................................................16
                    Insurance....................................................................................16
                    Investment Company Act.......................................................................16
                    Affiliated Transactions......................................................................16
                    REIT Status..................................................................................17
                    Guidelines...................................................................................17

SECTION 4. PAYMENT OF EXPENSES...................................................................................17

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.....................................................18
                    Accountants' Comfort Letter..................................................................18
                    Compliance with Registration Requirements; No Stop Order; No Objection from NASD.............18
                    No Material Adverse Change or Ratings Agency Change..........................................19
                    Opinion of Counsel for the Company...........................................................19
                    Opinion of Tax Counsel for the Company.......................................................19
                    Opinion of Counsel for the Underwriters......................................................19
         OFFICERS' CERTIFICATE19
                    Bring-down Comfort Letter....................................................................20
                    Lock-Up Agreement from Certain Stockholders of the Company...................................20
                    Additional Documents.........................................................................20

SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES...............................................................20

SECTION 7. EFFECTIVENESS OF THIS AGREEMENT.......................................................................21

SECTION 8. INDEMNIFICATION.......................................................................................21
                    Indemnification of the Underwriters..........................................................21
                    Indemnification of the Company, the Operating Partnership and the Company Directors
                           and Officers..........................................................................22
                    Notifications and Other Indemnification Procedures...........................................23
                    Settlements..................................................................................24

SECTION 9. CONTRIBUTION..........................................................................................24

SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS...................................................25

SECTION 11. TERMINATION OF THIS AGREEMENT........................................................................26

SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY..................................................27

SECTION 13. NOTICES..............................................................................................27

SECTION 14.  SUCCESSORS..........................................................................................28

SECTION 15. PARTIAL UNENFORCEABILITY.............................................................................28

SECTION 16. GOVERNING LAW PROVISIONS.............................................................................28

SECTION 17. GENERAL PROVISIONS...................................................................................28

SCHEDULE A 1

                             UNDERWRITING AGREEMENT

                                                             _____________, 1998

NATIONSBANC MONTGOMERY SECURITIES LLC
ABN AMRO INCORPORATED CREDIT SUISSE FIRST
BOSTON CORPORATION FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
STEPHENS INC.
As Representatives of the several Underwriters
      c/o NationsBanc Montgomery Securities LLC
      600 Montgomery Street
      San Francisco, California  94111


Ladies and Gentlemen:

         INTRODUCTORY. HealthCare Financial Partners REIT, Inc., a Maryland corporation (the "Company), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of ______ shares (the "Firm Common Shares") of its Common Stock, par value $0.0001 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional ______ shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, Credit Suisse First Boston Corporation, Friedman, Billings, Ramsey & Co., Inc. and Stephens Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (File No. 333-___), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of NationsBanc Montgomery Securities LLC, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated _____________, 1998 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Company is the sole 1% general partner of HCFP REIT Operating Partnership, L.P. (the "Operating Partnership"). HCFP Limited, Inc. is a wholly owned subsidiary of the Company and the sole 99% limited partner of the Operating Partnership.

         The Company has also filed with the Commission a shelf registration statement on Form S-11 (File No. 333-___) (the "Shelf Registration Statement") in order to fulfill its obligations under that certain Registration Rights Agreement, dated as of May 6, 1998.

         The Company and the Operating Partnership hereby confirm their respective agreements with the Underwriters as follows:

















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




SECTION 1.        REPRESENTATIONS AND WARRANTIES.

         The Company and the Operating Partnership hereby represent, warrant and covenant to each Underwriter as follows:

                  (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company and the Operating Partnership have complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company and the Operating Partnership, are contemplated or threatened by the Commission.

                  Each preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Operating Partnership in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

                  (b) Offering Materials Furnished to Underwriters. The Company and the Operating Partnership have delivered to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives has reasonably requested for each of the Underwriters.

                  (c) Distribution of Offering Material By the Company and the Operating Partnership. The Company and the Operating Partnership have not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                  (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

                  (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Operating Partnership and their respective subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company, the Operating Partnership and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership or, except for dividends paid to the Company, the Operating Partnership or other subsidiaries, any of their respective subsidiaries on any class of capital stock, or repurchase or redemption by the Company, the Operating Partnership or any of their respective subsidiaries of any class of capital stock.

                  (h) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

                  (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company, the Operating Partnership and their respective subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. To the best of the Company's and the Operating Partnership's knowledge, the financial statements of [Sherman Oaks] filed with the Commission as part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of [Sherman Oaks] and its subsidiaries as of and at the dates indicated, and the results of their operations and cash flows for the periods specified, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereof. To the best of the Company's and the Operating Partnership's knowledge, the financial statements of [Valencia/Vista] filed with the Commission as part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of [Valencia/Vista] and [its/their] subsidiaries as of and at the dates indicated, and the results of their operations and cash flows for the periods specified, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial statements of [Sherman Oaks and Valencia/Vista] are the only financial statements of the Company's real estate properties that are required to be disclosed in the Prospectus under Regulation S-X under the Securities Act and the Commission's other relevant guidance thereunder. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Selected Financial Data", "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

                  (j) Organization and Good Standing of the Company, the Operating Partnership and their Subsidiaries. Each of the Company and the Operating Partnership (i) has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the States of Maryland and Delaware, respectively; (ii) has corporate or partnership power and authority, as applicable, to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement; and (iii) has the power and authority to enter into and perform its obligations under this Agreement. Each of the Company and the Operating Partnership is duly qualified as a foreign corporation or partnership, as the case may be, to transact business, and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of its properties and assets or the conduct of business. The Company does not own or control, directly or indirectly, any corporation, partnership, association or other entity other than the subsidiaries listed on Exhibit 21 to the Registration Statement. The Company is the sole general partner of the Operating Partnership and, together with its wholly owned subsidiary, HCFP Limited, Inc., will, as of each Closing Date, own 100% of all outstanding partnership interests in the Operating Partnership. Except as described in the Registration Statement, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution, from repaying to the Company any loans or advances to the Operating Partnership from the Company or from transferring any of the Operating Partnership's property or assets to the Company.

                  (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, interests in the Operating Partnership or capital stock or interests in their respective subsidiaries, other than those accurately described in the Prospectus. The description of the Company's stock option and stock incentive plans, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, options and rights.

                  (l) Stock Exchange Listing. The Common Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor the Operating Partnership nor any of their respective subsidiaries is in violation of its organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or the Operating Partnership or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or the Operating Partnership or any of their respective subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's and the Operating Partnership's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate and partnership action and will not result in any violation of the provisions of the organizational documents of the Company or the Operating Partnership or any of their respective subsidiaries,
(ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Operating Partnership or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or the Operating Partnership or any of their respective subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's and the Operating Partnership's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and the Operating Partnership and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Operating Partnership or any of their respective subsidiaries.

                  (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's or the Operating Partnership's knowledge, threatened (i) against or affecting the Company or the Operating Partnership or any of their respective subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or the Operating Partnership or any of their respective subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or the Operating Partnership or their respective subsidiaries and
(B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or the Operating Partnership or any of their respective subsidiaries exists or, to the best of the Company's and the Operating Partnership's knowledge, is threatened or imminent.

                  (o) Intellectual Property Rights. The Company, the Operating Partnership and their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor the Operating Partnership nor any of their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                  (p) All Necessary Permits, etc. The Company, the Operating Partnership and their respective subsidiaries are conducting their respective businesses in compliance in all material respects with applicable federal, state and local laws, rules, regulations, decisions, directives and orders. The Company, the Operating Partnership and their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor the Operating Partnership nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

                  (q) Title to Properties. (a) The Company, the Operating Partnership and each of their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or the Operating Partnership or such subsidiary; (b) the real property, improvements, equipment and personal property held under lease by the Company, the Operating Partnership or any of their respective subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, the Operating Partnership or such subsidiaries or are disclosed in the Prospectus; (c) neither the Company nor the Operating Partnership knows of any event that, but for the passage of time, the giving of notice or both, would constitute a Default under any such lease; (d) each of the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above or held under lease by the Company, the Operating Partnership or any of their respective subsidiaries is in compliance with all applicable codes and zoning laws and regulations; and (e) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvement on, construction on or access to the properties or assets of the Company, the Operating Partnership or any of their respective subsidiaries.

                  (r) Tax Law Compliance. The Company, the Operating Partnership and their respective subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, the Operating Partnership or any of their respective subsidiaries has not been finally determined.

                  (s) Investment Advisors Act; Exchange Act. Neither the Company nor the Operating Partnership is now, or, after receipt of payment for the Common Shares, use of proceeds of the offering as described in the Registration Statement and consummation of all related transactions, will be an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended, or an "investment advisor," as such term is defined in the Investment Advisors Act of 1940, as amended, or a "broker" within the meaning of Section 3(a)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act.

                  (t) Insurance. Each of the Company, the Operating Partnership and their respective subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company, the Operating Partnership and their respective subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company and the Operating Partnership have no reason to believe that they or any of their respective subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor the Operating Partnership nor any of their respective subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

                  (u) No Price Stabilization or Manipulation. The Company and the Operating Partnership have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

                  (v) Accounting System. The Company and the Operating Partnership maintain a system of accounting controls sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management's general or specific authorization; (ii) all transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) ERISA Compliance. The Company and the Operating Partnership are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined under ERISA Section 4043) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or the Operating Partnership or any of their ERISA Affiliates. Neither the Company nor the Operating Partnership, nor any of their ERISA Affiliates, has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 497S or 4980B of the Internal Revenue Code of 1986, as amended (the "Code"). Each "employee benefit plan" established or maintained by the Company or the Operating Partnership or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

                  (x) Policies. The Company has adopted written policies for each policy referenced in the Prospectus (the "Policies"), including, without limitation, the Guidelines (as defined in the Prospectus), and the Company and the Operating Partnership are in compliance with the Policies and the Guidelines.

                  (y) Related Party Transactions. There are no business relationships or related party transactions involving the Company, the Operating Partnership, their respective subsidiaries or any other person required to be described in the Prospectus that have not been described as required.

                  (z) REIT Election. The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code and its method of operation, as described in the Registration Statement, will enable it to meet the requirements for taxation as a REIT under the Code, commencing with the Company's taxable year ending December 31, 1998.

                  (aa) Plan Assets. Each of the Company and the Operating Partnership qualifies and will continue to qualify under an available exception under the Plan Assets Regulation issued by the Department of Labor so that the assets of each entity are not assets of an "employee benefit plan" as defined under ERISA.

                  (ab) Information Supplied by the Company. All of the information supplied by the Company to the Underwriters for inclusion in the Registration Statement is true, accurate and complete in all respects. In addition, the Company has received written permission from each and every entity or person that has any right to own or possess or otherwise authorize permission respecting the information. Further, the public dissemination of such information will not constitute a Default or Debt Repayment Triggering Event under any Existing Instruments or create any liability, except in such cases where the Company has obtained written consents stating that the aggrieved party will not pursue the claim in any manner.

                  (ac) Conflicts of Interest. The consummation of the transactions contemplated by the Registration Statement and this Agreement will not result in a conflict of interest by or among the Company, the Operating Partnership or any of their respective subsidiaries or affiliates (as defined in Section 501(b) of the Securities Act) that has not been or will not be (i) approved by a majority of the independent members of the Company's Board of Directors or (ii) disclosed in the Registration Statement.

                  (ae) Environmental Compliance. Each of the Company and the Operating Partnership have no knowledge of (a) the unlawful presence of any substance, material or waste that is regulated by any federal, state or local governmental or quasi-governmental authority, including, without limitation, (i) any substance, material or waste defined, used or listed as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substance" or other similar terms as defined or used in any Environmental Law (as defined below), (ii) any petroleum products, asbestos, polychlorinated biphenyls, lead-based paint, flammable explosives or radioactive materials, (iii) any additional substances or materials that are now or hereafter hazardous or toxic substances under any Environmental Law relating to the properties or assets and (iv) as of any date of determination, any additional substances or materials that are hereafter incorporated in or added to the definitions of "hazardous materials" for purposes of any Environmental Law (collectively, "Hazardous Materials") on any of the properties or assets owned by or to be transferred to the Company or the Operating Partnership, or on any of the properties as to which the Company is a secured lender. In the ordinary course of their respective businesses, the Company and the Operating Partnership conduct periodic reviews of the effect of Environmental Laws on the business, operations and the properties and assets of the Company and the Operating Partnership in the course of which they intend to identify and evaluate associated costs and liabilities. "Environmental Laws" are any federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases of threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Matters of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Matters of Environmental Concern.

                  Any certificate signed by an officer of the Company on behalf of the Company or on behalf of the Company as general partner of the Operating Partnership and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty to each Underwriter as to the matters set forth therein.

SECTION 2.        PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

         The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $___ per share.

         The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of NationsBanc Montgomery Securities LLC, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Representatives) at 6:00 a.m. San Francisco time, on ________________, 1998, or such other time and date not later than 10:30 a.m. San Francisco time, on _____________, 1998 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 of this Agreement.

         The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of ___ Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

         Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. NationsBanc Montgomery Securities LLC, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Firm Common

Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3.        ADDITIONAL COVENANTS.

         The Company and the Operating Partnership further covenant and agree with each Underwriter as follows:

                  (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date and such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

                  (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                  (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

                  (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 1999 that satisfies the provisions of Section 11(a) of the Securities Act.

                  (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

                  (j) Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date of the Prospectus, the Company and the Operating Partnership will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that (i) the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option or stock incentive plan described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld at the sole discretion of NationsBanc Montgomery Securities LLC), (ii) the Operating Partnership may issue limited partnership interests in the Operating Partnership in consideration for real estate or real estate-related assets in arms-length transactions, and (iii) the Company may file the Shelf Registration Statement and any amendment thereto.

                  (k) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives at 600 Montgomery Street, San Francisco, CA 94111, Attention: Kathleen Smythe, and Gibson, Dunn & Crutcher LLP, One Montgomery Street, Telesis Tower, San Francisco, CA 94104, Attention: Todd H. Baker, Esq.: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD, the New York Stock Exchange or any other securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

                  (l) Plan Asset Regulations. The Company shall promptly notify the Representatives upon the Company's failure to comply with an available exception under the Plan Asset Regulations issued by the Department of Labor.

                  (m) Insurance. As of and at all times subsequent to the First Closing Date, the Company and the Operating Partnership shall be insured in such amounts and with such deductibles and covering such risks as are generally deemed adequate, customary and commercially reasonable for their businesses against theft, damage, destruction and acts of vandalism.

                  (n) Investment Company Act. The Company and the Operating Partnership shall conduct their respective businesses so as not to become subject to the Investment Company Act.

                  (o) Affiliated Transactions. The Company and the Operating Partnership may not engage in transactions with the other, or with Affiliates of the Company or the Operating Partnership, or any entities owned or controlled by any employee, officer or director of the Company or the Operating Partnership, except to the extent that such transactions meet the following criteria: (i) are in the ordinary course of business, (ii) the compensation therefor is fair and reasonable, and (iii) the overall terms and conditions thereof are not less favorable to the Company than the probable overall market-rate terms and conditions of a similar transaction with an unaffiliated person. Additionally, prior to entering into any such transaction, such transaction shall be approved by a majority of the independent members of the Company's Board of Directors; or in the alternative, such transaction shall be pursuant to the policies and/or management agreements previously approved by a majority of the independent members of the Company's Board of Directors.

                  (p) REIT Status. The Company shall operate and conduct its business so as to qualify as a REIT in accordance with the requirement of the Code and shall elect to be taxed as a REIT beginning with its tax year ending December 31, 1998. The Company shall not thereafter revoke its REIT election nor conduct its business and operations so as to fail to qualify as a REIT under the Code.

                  (q) Guidelines. The Company shall not amend the Guidelines (as defined in the Registration Statement) without the prior approval of a majority of the independent members of the Company's Board of Directors.

         NationsBanc Montgomery Securities LLC, on behalf of the several Underwriters may, in its sole discretion, but shall not be required to, waive in writing the performance by the Company or the Operating Partnership of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters,
(iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing the Common Stock on the New York Stock Exchange, and
(ix) all other fees, costs and expenses referred to in Item 31 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.        CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

         The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                           (i)      the Company shall have filed the Prospectus
with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                           (ii)     no stop order suspending the effectiveness
of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                           (iii)    the NASD shall have raised no objection to
the fairness and reasonableness of the underwriting terms and arrangements.

                  (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing
Date:

                           (i)      in the reasonable judgment of the
Representatives there shall not have occurred any Material Adverse Change; and

                           (ii)     there shall not have occurred any
downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company, the Operating Partnership or their respective subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A and upon which the Underwriters and their counsel can rely.

                  (e) Opinion of Tax Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Powell, Goldstein, Frazer & Murphy LLP, tax counsel for the Company, dated as of such Closing Date, with respect to matters set forth on Exhibit B and upon which the Underwriters and their counsel can rely.

                  (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

                  (g) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company and the General Partner of the Operating Partnership, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                           (i)      for the period from and after the date of
this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                           (ii)     the representations, warranties and
covenants of the Company and the Operating Partnership set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                           (iii)    the Company and the Operating Partnership
have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such Closing Date.

                  (h) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be.

                  (i) Lock-Up Agreement from Certain Stockholders of the Company. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each director and officer, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

                  (j) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6.        REIMBURSEMENT OF UNDERWRITERS' EXPENSES.

         If this Agreement is terminated by the Representatives pursuant to
Section 5 or Section 11 (but only with respect to a termination as a result of a Material Adverse Change relating to the Company), or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.        EFFECTIVENESS OF THIS AGREEMENT.

         This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

         Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Operating Partnership to any Underwriter, except that the Company and the Operating Partnership shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company or the Operating Partnership, or (c) of any party hereto to any other party, except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8.        INDEMNIFICATION.

         (a) Indemnification of the Underwriters. Each of the Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company and the Operating Partnership contained herein; or (iv) in whole or in part upon any failure of the Company and the Operating Partnership to perform their respective obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by NationsBanc Montgomery Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.

         (b) Indemnification of the Company, the Operating Partnership and the Company Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, each of the Company's directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Operating Partnership, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Operating Partnership by the Representatives expressly for use therein; and to reimburse the Company and the Operating Partnership, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or the Operating Partnership, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Operating Partnership hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Operating Partnership expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and (B) in the table in the first paragraph and as the second and [_] paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (NationsBanc Montgomery Securities LLC in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9.        CONTRIBUTION.

         If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the

Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Operating Partnership, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.       DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS.

         If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 4, Section 8 and
Section 9 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.       TERMINATION OF THIS AGREEMENT.

         Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Operating Partnership to any Underwriter, except that the Company and the Operating Partnership shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company and the Operating Partnership, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 12.       REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

         The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, the Operating Partnership and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Operating Partnership or any of their respective partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

SECTION 13.       NOTICES.

         All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

         NationsBanc Montgomery Securities LLC
         600 Montgomery Street
         San Francisco, CA  94111
         Facsimile: (415) 249-5558
         Attention: David Baylor, Esq.

with a copy to:

         Gibson, Dunn & Crutcher LLP
         One Montgomery Street, Telesis Tower
         San Francisco, CA  94104
         Facsimile: (415) 393-8304
         Attention: Todd H. Baker, Esq.

If to the Company or the Operating Partnership:

         HealthCare Financial Partners REIT, Inc.
         One Wisconsin Circle, Suite 402
         Chevy Chase, MD  20815
         Facsimile: (301) 347-3100
         Attention: John K. Delaney, Chairman

with a copy to:

         Powell, Goldstein, Frazer & Murphy
         16th Floor
         191 Peachtree Street, N.E.
         Atlanta, GA  30303
         Facsimile: (404) 572-6999
         Attention: G. William Speer, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14.  SUCCESSORS.

         This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9 of this Agreement, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 15.       PARTIAL UNENFORCEABILITY.

         The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.       GOVERNING LAW PROVISIONS.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 17.       GENERAL PROVISIONS.

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and the Operating Partnership, their affairs and business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                  Very truly yours,

                                  HEALTHCARE FINANCIAL PARTNERS REIT, INC., a Maryland corporation



                                  By:
                                        ---------------------------------------
                                        Name:       John K. Delaney
                                        Title:      Chairman of the Board and
                                                    Chief Executive Officer

                                  HCFP REIT OPERATING
                                  PARTNERSHIP, L.P.
                                  a Delaware limited partnership

                                  By:  HealthCare Financial Partners REIT, Inc.
                                  Its:  General Partner



                                  By:
                                        ---------------------------------------
                                        Name:       John K. Delaney
                                        Title:      Chairman of the Board and
                                                    Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC
ABN AMRO INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
STEPHENS INC.

ACTING AS REPRESENTATIVES OF THE SEVERAL
UNDERWRITERS NAMED IN THE ATTACHED
SCHEDULE A

By:  NationsBanc Montgomery Securities LLC



By:
      ----------------------------------
      Name:
           -----------------------------
      Title:
            ----------------------------

                                   SCHEDULE A


                                                         NUMBER OF FIRM
                                                         COMMON SHARES
   UNDERWRITERS                                          TO BE PURCHASED

   NationsBanc Montgomery Securities LLC........              [___]

   ABN AMRO Incorporated........................              [___]

   Credit Suisse First Boston Corporation                     [___]

   Friedman, Billings, Ramsey & Co., Inc........              [___]

   Stephens Inc.................................              [___]



   Total........................................              [___]

                                    EXHIBIT A

         Opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel for the Company, to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

         References to the Prospectus in this Exhibit A include any supplements thereto at the First Closing Date or the Second Closing Date. Counsel for the Underwriters may rely on this opinion.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (ii) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

                  (iii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                  (iv) The Operating Partnership has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                  (v) Each of the Company and the Operating Partnership is duly qualified as a foreign corporation or limited partnership, as the case may be, to transact business and is in good standing as a foreign corporation or limited partnership, as the case may be, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (vi) Each significant subsidiary (as defined in Rule 405 under the Securities Act) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has corporate or partnership power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best knowledge of such counsel, is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (vii) All of the issued and outstanding capital stock or interests of each such significant subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, to the best knowledge of such counsel, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim. The Company is the sole general partner of the Operating Partnership, and HCFP Limited, Inc. is the sole limited partner of the Operating Partnership.

                  (viii) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conforms to the descriptions thereof set forth in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Maryland. The description of the Company's stock option and stock incentive plans, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                  (ix) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Maryland or (ii) to the best knowledge of such counsel, otherwise.

                  (x) No person has any preemptive right, right of first refusal or other similar right to subscribe for securities of or interests in the Operating Partnership arising (i) by operation of the agreement of limited partnership of the Operating Partnership or the Delaware Revised Uniform Limited Partnership Act or (ii) to the best knowledge of such counsel, otherwise.

                  (xi) The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (xii) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

                  (xiii) The Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

                  (xiv) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act.

                  (xv) The Common Shares have been approved for listing on the New York Stock Exchange.

                  (xvi) The statements (i) in the Prospectus under the captions "Prospectus Summary," "Risk Factors -- Risks Associated with the Healthcare Industry," "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws," "Partnership Agreement," "Federal Income Tax Considerations," "ERISA Considerations," and "Shares Eligible for Future Sale," insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                  (xvii) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

                  (xviii) To the best knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

                  (xix) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

                  (xx) The execution and delivery of the Underwriting Agreement by the Company and the Operating Partnership and the performance by the Company and the Operating Partnership of their respective obligations thereunder (other than performance by the Company and the Operating Partnership of their respective obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate or partnership action, as the case may be, on the part of the Company and the Operating Partnership; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company, the agreement of limited partnership of the Operating Partnership, or the organizational documents of any subsidiary of the Company or the Operating Partnership; (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to the best knowledge of such counsel, any material Existing Instrument; or (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or any of their respective subsidiaries.

                  (xxi) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

                  (xxii) The Operating Partnership is not, and after the Closing will not be, an "investment company" within the meaning of the Investment Company Act.

                  (xxiii) Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale", to the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

                  (xxiv) To the best knowledge of such counsel, neither the Company nor the Operating Partnership nor any of their respective subsidiaries is in violation of its organizational documents or any law, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or any of their respective subsidiaries or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent public or certified public accountants for the Company and the Operating Partnership and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Maryland, the Delaware Revised Uniform Limited Partnership Act, the law of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representative) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                    EXHIBIT B


                                ___________, 1998


HealthCare Financial Partners REIT, Inc.
2 Wisconsin Circle, Suite 402
Chevy Chase, Maryland  20815

                  Re: HealthCare Financial Partners REIT, Inc.
                               Qualification as a
                          Real Estate Investment Trust

Ladies and Gentlemen:

         We have acted as counsel to HealthCare Financial Partners REIT, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the registration statement on Form S-11 (File No. 333-___) dated ___________, 1998 (the "Registration Statement"), with respect to the offering and sale (the "Offering") of up to ___________ shares of $0.01 par value common stock (the "Common Stock") of the Company. You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

         The Company, initially directly, and ultimately through HCFP REIT Operating Partnership, L.P. (the "Operating Partnership"), plans to invest in real estate used by a variety of healthcare facilities. The investments may be structured as mortgage loans, mortgage-backed securities, other mortgage-related assets, purchase leaseback transactions, joint ventures or partnerships, or combinations of the foregoing. The Company intends to invest the balance of the net proceeds of the Offering (pending investment thereof in income producing real estate assets of the type described above) in readily marketable, interest-bearing securities.

         In giving this opinion letter, we have examined the following:

                  1. The Company's Articles of Incorporation, as duly filed with the Department of Assessments and Taxation of the State of Maryland on _______ __, 1998, and as amended on _____________ ____, 1998, and
         ____________ _____, 1998.

                  2. The Company's Bylaws.

                  3. The Registration Statement, including the prospectus contained as part of the Registration Statement (the "Prospectus").

                  4. The Agreement of Limited Partnership of HCFP REIT Operating Partnership, L.P. (the "Partnership Agreement") between the Company, as general partner, and HCFP Limited, Inc., as the initial limited partner (the "Limited Partner"), in the form filed as an exhibit to the Registration Statement.

                  5. Such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed, with your consent, that:

                  1. Each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

                  2. During its short taxable year ending December 31, 1998, and for all subsequent taxable years, the Company will operate in a manner that will make the representations contained in a certificate, dated as of [May 6, 1998] and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years.

                  3. The Company will not make any amendments to its organizational documents or the Partnership Agreement after the date of this opinion that would affects its qualification as a real estate investment trust (a "REIT") for any taxable year.

                  4. Neither the Company, nor the Operating Partnership, nor the Limited Partner will take any action after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

         In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Prospectus in a material way. In addition, to the extent that any of the representations provided to us in the Officer's Certificate are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individuals making such representations the relevant portions of the Code and the applicable Regulations.

         Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussion in the Offering Memorandum under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that:

                  (a) Commencing with the Company's short taxable year beginning on ________ __, 1998 and ending December 31, 1998, the Company will qualify to be taxed as a REIT pursuant to Code Sections 856 through 860, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

                  (b) The Operating Partnership will be characterized, for Federal income tax purposes, as a partnership and not as an association taxable as a corporation.

                  (c) The descriptions of the law and the legal conclusions contained in the Prospectus under the captions "PROSPECTUS SUMMARY-Tax Status of the Company," " RISK FACTORS- Legal and Tax Risks," "PARTNERSHIP AGREEMENT-Tax Matters," and "FEDERAL INCOME TAX CONSIDERATIONS" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares.

         We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are based on current provisions of the Code and Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Powell, Goldstein, Frazer & Murphy LLP under the caption "Federal Income Tax Considerations" in the Offering Memorandum. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is for the information and use of the addressee and the purchasers of Company Common Stock, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                       Very truly yours,




                                       Powell, Goldstein, Frazer & Murphy LLP

                                    EXHIBIT C

[Date]

NationsBanc Montgomery Securities LLC
ABN AMRO Incorporated Friedman, Billings,
Ramsey & Co., Inc.
Stephens Inc.
Legg Mason Walker Wood, Incorporated
Credit Suisse First Boston Corporation
As Representatives of the Several Underwriters
600 Montgomery Street
San Francisco, California 94111

RE:  HealthCare Financial Partners REIT, Inc. (the "Company")

Ladies & Gentlemen:

Reference is made to that certain Underwriting Agreement, dated ________, 1998 (the "Underwriting Agreement"), by and between HealthCare Financial Partners REIT, Inc., a Maryland corporation (the "Company"), and NationsBanc Montgomery Securities LLC, ABN AMRO Incorporated, Friedman, Billings, Ramsey & Co., Inc., Stephens Inc., Legg Mason Walker Wood, Incorporated and Credit Suisse First Boston Corporation, as representatives (the "Representatives") of the several underwriters (the "Underwriters"), pursuant to which the Underwriters intend to underwrite a proposed public Offering (the "Offering ") of up to ________ shares of commons stock, par value $0.0001 per share (the "Common Stock") of the Company.

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock, for which you will act as the Representatives of the Underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

------------------------------------------------
Printed Name of Holder

By:   ------------------------------------------
      Signature

------------------------------------------------
Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)













                                      C-2